SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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Regal-Beloit Corporation

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REGAL-BELOIT CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2003

To the Shareholders of REGAL-BELOIT CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of REGAL-BELOIT CORPORATION, a Wisconsin Corporation (the “Company”) will be held at the Rotary River Center, 1220 Riverside Drive (Highway 51 North), Beloit, Wisconsin 53511, on Tuesday, April 22, 2003, at 9:30 A.M. Central Daylight Time for the following purposes:

     1. To elect three Class A Directors for a term of three years.

     2. To approve the Company’s 2003 Equity Incentive Plan.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors does not have plans to bring any other business before the meeting, and has not been advised that any other business will be brought before the meeting.

     Only shareholders of record at the close of business on February 28, 2003, are entitled to notice of and to vote at this meeting.

     To assure your representation at the meeting, you are urged to promptly complete, date, sign and return the enclosed proxy which is being solicited on behalf of the Board of Directors, whether or not you expect to attend the Annual Meeting in person. A return envelope is provided. You may revoke your proxy at any time prior to the voting thereof by written notice filed with the Secretary of the Company. If you attend the Annual Meeting in person, you may revoke your proxy at any time prior to the voting thereof, even if you already returned your proxy.

     A copy of the 2002 Annual Report of the Company accompanies this Notice and attached Proxy Statement.

     PLEASE NOTE THE CHANGE IN THE TIME OF THE MEETING TO 9:30 A.M.

By Order of the Board of Directors Kenneth F. Kaplan Vice President, Chief Financial Officer and Secretary REGAL-BELOIT CORPORATION

Beloit, Wisconsin
March 13, 2003

REGAL-BELOIT CORPORATION
200 STATE STREET
BELOIT, WISCONSIN 53511-6254

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 22, 2003

* * * * * * * *

SOLICITATION AND VOTING

     The enclosed proxy for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held April 22, 2003, and any and all adjournments thereof, is solicited on behalf of the Board of Directors of the Company. This Proxy Statement, Notice of Meeting and accompanying proxy card are first being mailed to shareholders on or about March 13, 2003.

     The Company pays for the expenses of this solicitation of proxies. It is expected that only solicitations by mail will be used, except that Directors, Officers or regular employees of the Company may solicit proxies personally, by telephone or by facsimile. The Company may pay brokers and other custodians, nominees and fiduciaries their reasonable expenses for sending proxy material to principals and obtaining their proxies.

     On December 31, 2002, the outstanding voting securities of REGAL-BELOIT CORPORATION consisted of 25,020,070 shares of $0.01 par value Common Stock, each share of which is entitled to one vote. Only shareholders of record at the close of business on February 28, 2003, will be entitled to vote at the meeting.

     You may revoke your proxy at any time prior to the close of voting by filing a written notice with the Secretary of the Company or by withdrawal in person at the registration desk at the Annual Meeting. Properly executed proxies will be voted as specified, unless revoked. In the absence of such specification(s), shares will be voted FOR the election of all three Class A nominees for the Board of Directors, and FOR approval of the Company’s 2003 Equity Incentive Plan (the “2003 Plan”).

     A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.

     If a quorum is present, Directors are elected by a plurality of the votes cast by the holders of Company Common Stock entitled to vote in the election at the Annual Meeting. “Plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. An abstention, broker non-vote or instructions on the proxy card to withhold a vote will have no effect on the election of directors under Wisconsin law. As to any other matter which properly comes before the meeting, approval is required by a majority of the shares represented at the meeting if a quorum of those shares is present. In regard to such other matters, abstentions and broker non-votes will not be counted as shares entitled to vote and will have no effect.

PROPOSAL 1: ELECTION OF DIRECTORS

     The current three-year term of the Class A Directors expires at the forthcoming Annual Meeting. Unless otherwise directed, proxies will be voted at the Annual Meeting for the election of nominees, James L. Packard, Henry W. Knueppel, and Paul W. Jones as Class A Directors for a three-year term until the 2006 Annual Meeting and until their successors are duly elected. All nominees are currently serving as Directors. Management has no reason to believe that any of the foregoing nominees is not available or will not serve if elected, but if any of them should become so unavailable to serve as a Director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be nominated.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH NAMED NOMINEE.

     The following sets forth certain information concerning each nominee and each Director (furnished by them to the Company) whose term of office continues after the Annual Meeting. Except as stated in the footnotes, the Directors or nominees exercise sole voting and investment power.

		Beneficial Ownership of Company Stock As of December 31, 2002
Name and Age	Principal Occupation, Business Experience and Other Directorships	Director Since	Number of Shares	Percent of Class
Nominees for Election: Class A Directors Term Expires in 2006:

JAMES L. PACKARD – 60 (1) (2) (3) (4) (7)	Chairman and Chief Executive Officer (CEO) of the Company, employed with the Company since 1979. President 1980-2002. CEO since 1984. Chairman since 1986. Director, The First National Bank & Trust Company of Beloit, Clarcor Inc. and The Manitowoc Company, Inc.	1980	747,872	2.99

HENRY W. KNUEPPEL – 54 (1) (3) (4) (7)	President and Chief Operating Officer (COO), employed with the Company since 1979. Executive Vice President since 1987-2002. President and COO since 2002. Director, Madison-Kipp Corporation and The First National Bank & Trust Company of Beloit.	1987	359,104	1.44

PAUL W. JONES – 54 (1) (2) (6)	Former Chairman, President and CEO, U.S. Can Company; former President and CEO, Greenfield Industries, Inc.; Director, Federal Signal Corporation.	2000	14,500	*

		Beneficial Ownership of Company Stock As of December 31, 2002
Name and Age	Principal Occupation, Business Experience and Other Directorships	Director Since	Number of Shares	Percent of Class
Class B Directors Term Expires in 2004:

JOHN M. ELDRED – 72 (1) (2) (4) (6)	Chairman and Director, The First National Bank & Trust Company of Beloit.	1965	25,036	*

JOHN A. MCKAY – 69 (1) (5) (6)	Former President & COO, Harnischfeger Industries, Inc.; Director, The First National Bank & Trust Company of Beloit, Reserve Properties, Inc.	1992	24,713	*

G. FREDERICK KASTEN, JR. – 64 (1) (6)	Chairman and Director, Robert W. Baird & Co., Inc., Baird Funds Inc.	1995	52,088	*

Class C Directors Term Expires in 2005:

J. REED COLEMAN – 69 (1) (6)	Chairman, MKC WorldWide; Chairman, CEO and Director, Madison-Kipp Corporation; Director, Xeruca Corp. and NIBCO, Inc.	1981	81,354	*

FRANK E. BAUCHIERO – 68 (1) (6)	President and CEO, MKC WorldWide; former CEO, Walbro Corporation; former President, Industrial Group Dana Corporation; Director, Rockford Products Corporation, M & I Bank South, and Madison-Kipp Corporation.	1993	22,166	*

STEPHEN N. GRAFF – 68 (1) (3) (6)	Retired Milwaukee Office Managing Partner, Arthur Andersen LLP and Andersen Worldwide S.C.; Director, Northwestern Mutual Series Fund, Inc., Mason Street Funds, Inc., Northwestern Mutual Life Insurance Co., Northwestern Mutual Trust Company, Super Steel Schenectady, Inc., and Super Steel Products Corporation.	1996	19,000	*

Total Directors as a Group			1,345,833	5.38

* Represents less than 1% of the Common Stock

     (1) Included are shares which are vested but unexercised stock options as follows: Mr. Bauchiero, 16,362 shares; Mr. Coleman, 17,630 shares; Mr. Eldred, 17,630 shares; Mr. Graff, 14,000 shares; Mr. Jones, 9,000 shares; Mr. Kasten, 17,088 shares; Mr. Knueppel, 100,000 shares; Mr. McKay, 17,630 shares; and Mr. Packard, 225,000 shares.

     (2) The amounts shown for Messrs. Eldred, Jones and Packard include 6,206 shares, 500 shares and 1,416 shares, respectively, held by their spouses as to which they disclaim beneficial ownership.

     (3) The amounts shown for Messrs. Graff, Packard and Knueppel include 5,000 shares, 354,136 shares, and 149,930 shares, respectively, as to which they share voting and investment power.

     (4) The amounts shown for Messrs. Packard and Knueppel include 26,202 shares and 21,813 shares, respectively, as to shares held in trust under the Company’s Employee Profit Sharing Plan and Trust, the Company’s Personal Savings Plan (401K) or a non-Company sponsored IRA. The amount shown for Mr. Eldred includes 200 shares held in an Individual Retirement Account (the “IRA”) and 500 shares in a Keogh Plan.

     (5) The amount shown for Mr. McKay includes 2,009 shares held in a Family Trust for which he has sole control.

     (6) The 3,000 share remainder of the Grants to each Non-employee Director is unexercisable. This remainder will become exercisable on the date of the Annual Meeting, assuming the Non-employee Director remains in office.

     (7) Included are shares related to the exercise of stock options in 2002, the delivery of which shares was delayed until normal retirement as follows: Mr. Packard 139,702 shares and Mr. Knueppel 83,821 shares.

2002 Committees Of The Board

     The standing committees of the Board of Directors are the Audit Committee, the Compensation and Human Resources Committee and the Director Affairs Committee.

     Audit Committee. The current Audit Committee members are Directors J. Reed Coleman, Chairman, Frank E. Bauchiero and Stephen N. Graff. The Committee is appointed by and reports to the Board of Directors. Its responsibilities include, but are not limited to, the appointment, compensation and dismissal of the independent auditors, review of the scope and results of the independent auditors’ audit activities, evaluation of the independence of the independent auditors, and review of the Company’s accounting controls and policies, financial reporting practices and the internal audit control procedures and related reports of the Company.

     Compensation and Human Resources Committee. The current Compensation and Human Resources Committee consists of Directors John A. McKay, Chairman, John M. Eldred, and Paul W. Jones. The Committee is appointed by and reports to the Board of Directors. Among its duties are to recommend to the Board of Directors the annual compensation of the principal corporate officers (the “Officers” or the “Named Executive Officers”) and to review, formulate, recommend and administer short and long range compensation programs for Officers and Key Employees.

     Director Affairs Committee. Directors who serve on the Director Affairs Committee are G. Frederick Kasten, Jr., Chairman, Stephen N. Graff, and John M. Eldred. This Committee is responsible for recommending to the Board candidates to fill interim and expiring Board vacancies. The Committee will also assist the Board in fulfilling its oversight responsibility relating to the Company’s directors, including matters concerning Board policies, Director compensation and Board effectiveness evaluations. Nominees are selected on the basis of outstanding professional and business achievements, character and their ability to make useful contributions in the best interests of the Company. The Committee will consider nominees suggested by shareholders. It is suggested that any such nominees be brought to the attention of the Secretary.

Other Information About The Board

     The Board of Directors has the responsibility to elect the Officers, establish corporate policies and to oversee the overall performance of the Company. Members of the Board are kept informed by written reports and financial data sent to them each month, as well as by oral and written operating, planning and financial reports given to them by Company Officers and others at Board and committee meetings.

     Directors’ Compensation. In 2002, each Non-Employee Director of the Company received an annual fee of $18,000 plus $1,000 and expenses for each Board or committee meeting attended in person or $750 if attended telephonically. Each Committee Chairman receives an additional $2,000 annual fee. The Company provides Non-Employee Directors with travel and accident insurance benefits. In addition, each Non-Employee Director receives a non-discretionary stock option grant under the Company’s 1998 Stock Option Plan, as amended. For 2003, the annual fee has been increased to $22,000.

     There are four regularly scheduled Board of Directors meetings per year. In 2002, two special Board Meetings were held. During fiscal 2002, no incumbent Board Member attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board held during the period for which he was a Director and (ii) the total number of meetings of all committees of the Board on which he served during the period that he served.

     Certain Relationships and Related Transactions. Director G. Frederick Kasten, Jr. is the Chairman and a Director of Robert W. Baird & Co., Inc. (“Baird”). In March 2002, upon completion of the Company’s approximate 4 million share public stock offering, the Company paid Robert W. Baird & Co., as lead manager of the stock offering, a fee which did not exceed 5% of the 2002 gross income of Robert W. Baird & Co.

Report of Audit Committee

     The Audit Committee of the Board of Directors (the “Audit Committee”) as described on page 5 is composed entirely of independent Non-Employee Directors. The Audit Committee operates under an amended written charter adopted by the Board of Directors on January 31, 2003, attached as Exhibit A.

     The Audit Committee has reviewed and discussed the Company’s audited financial statements with management for the fiscal year ended December 31, 2002. The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has reviewed and discussed with the independent auditors independence matters, including the written disclosures and the letter from Deloitte & Touche LLP, required by Independence Standards Board Standard No. 1 as modified or supplemented. During fiscal year 2002, the Company’s former independent auditors, Arthur Andersen LLP, were dismissed. The Audit Committee appointed, after an extensive interview process, and the Board of Directors approved, on July 19, 2002, Deloitte & Touche as the Company’s independent auditors.

     For fiscal year 2002, fees for services provided by Deloitte and Touche LLP were as follows:

Audit Fees	Financial Information Systems Design and Implementation Fees	All Other Fees (1)	Total
$205,832	$0	$105,095	$310,927

(1)	These services consisted primarily of income tax and employee benefit plans compliance services.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

     This report of the Audit Committee has been presented by the following named Directors comprising the Audit Committee for the fiscal year ended December 31, 2002:

J. Reed Coleman, Chairman Frank E. Bauchiero Stephen N. Graff

Report of Compensation and Human Resources Committee on Annual Compensation

     The Compensation and Human Resources Committee of the Board of Directors (the “Compensation and Human Resources Committee”) as described on Page 5 is composed entirely of independent Non-Employee Directors. The Compensation and Human Resources Committee is responsible for setting and administering the policies which govern both annual compensation and stock option programs. The following is an overview of those compensation policies.

     Overall Policy for Named Executive Officers’ Compensation. The Compensation and Human Resources Committee maintains executive salary and benefits at a level that will permit the Company to attract and retain the highest quality individuals for its key executive positions, taking into consideration the prevailing competitive job market, the current and projected size of the Company, its ability to pay and the relationship of the resulting executive compensation to other non-executive compensation in the Company.

     Named Executive Officers’ overall compensation for 2002 consisted of a cash salary and a performance bonus.

     Named Executive Officers’ Incentive Bonus. The bonus program is an economic value added type program, which the Company calls Shareholder Value Added (“SVA”). The program provides bonuses based on a comparison of actual annual SVA to target SVA for that respective fiscal year. If actual SVA equals target SVA, the executive earns the target bonus. The target bonus depends upon job responsibility and is approved by the Compensation and Human Resources Committee. Performance above target SVA earns a bonus more than the target bonus while performance below target SVA earns a bonus less than the target bonus. SVA is calculated by subtracting a charge for the average net capital employed by the Company during a fiscal year from the net operating profit after tax (“NOPAT”) generated by the Company in that same fiscal year. For years prior to 2001, bonuses for the above-named officers were based exclusively on Return on Average Shareholders Equity (“ROE”). In addition, discretionary bonuses may also be granted by the Board of Directors.

     General Measures Used to Determine Compensation for the Chief Executive Officer. The cash salary compensation, bonus and stock option programs are determined by annually comparing the Chief Executive Officer’s position to those of similar chief executive officers for companies of comparable size and type as reported in one or more representative management compensation studies, taking into consideration geographic location, inflation and the responsibilities commensurate with the position.

     Criteria Used in Determining Compensation of the Named Executive Officers, other than the Chief Executive Officer. The criteria for determining the cash salary, annual performance bonus and stock options for the other Named Executive Officers is basically the same as outlined above for the Chief Executive Officer except that the annual performance bonus payouts are factored down depending on position responsibility. Option grants may also vary.

     Stock Option Philosophy. Stock options for Named Executive Officers, including the Chief Executive Officer, have been historically granted on a periodic basis to accomplish a diverse set of goals, namely, to advance the Company’s growth and success by attracting well-qualified Executives upon whose judgment the Company is dependent for the successful conduct of its operations and to provide such Executives with incentives to put forth maximum effort for the long-term success of the Company’s business. The size and term are based on competitive practice and position levels to ensure retention and alignment of the Named Executive Officers’ long-range interests with those of the shareholders and the opportunity for the Named Executive Officers to build a meaningful stake in the Company.

     This overview of the Company’s compensation policies has been presented by the following named Directors comprising the Compensation and Human Resources Committee for the fiscal year ended December 31, 2002.

John A. McKay, Chairman John M. Eldred Paul W. Jones

Compensation and Human Resources Committee Interlocks
and Insider Participation In Compensation Decisions

     The Compensation and Human Resources Committee consists of John A. McKay, Chairman, John M. Eldred and Paul W. Jones. Messrs. Packard, Knueppel, McKay and Eldred serve on the Board of Directors of The First National Bank & Trust Company of Beloit (the “Bank”). Messrs. Packard and Eldred participate in decisions by the Bank’s compensation committee regarding compensation of its executives. During the past fiscal year, the Company had business transactions with the Bank. All transactions were in the ordinary course of business and it is anticipated that like transactions will continue.

SECTION 16(a)
BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Officers and Directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the American Stock Exchange. Officers, Directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by the Company or written representation from certain reporting persons, the Company believes that its Officers, Directors, and greater than ten percent (10%) beneficial owners complied with all applicable filing requirements, except that Messrs. Coleman and Eisenreich each inadvertently reported one transaction late. They subsequently made the necessary filings.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information (furnished by the Beneficial Owner to the Company) as of December 31, 2002, as to each person (including any “Group” as that term is used in Section 13d-3 of the Securities Exchange Act 1934) known to the Company to be the beneficial owner of more than 5% of the Common Stock, shares beneficially owned by each Named Executive Officer, and Directors and Named Executive Officers as a group. Except as indicated in the footnotes, all persons listed have sole voting and investment power.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class

Marshall & Ilsley Corporation (1)	1,521,315	6.08%
770 North Water Street
Milwaukee, WI 53202

Alliance Capital Management L.P. (2)	1,521,061	6.08%
1290 Avenue of the Americas
New York, New York 10104

James L. Packard (3)	747,872	2.99%
Henry W. Knueppel (3)	359,104	1.44%
Kenneth F. Kaplan (4)	32,489	*
David L. Eisenreich (4)	27,501	*
Gary M. Schuster (4)	5,089	*

Total Directors & Officers as a Group	1,435,032	5.74%

* Represents less than 1% of the Common Stock

     (1) Marshall & Ilsley Corporation reported that as of December 31, 2002, it had sole voting power over 1,467,540 shares and sole dispositive power over 656,697 shares. It also reported that it had shared voting power over 53,775 shares and shared dispositive power over 51,775 shares, of which 42,275 shares were specifically disclaimed.

     (2) Alliance Capital Management L.P. reported that as of December 31, 2002, on behalf of AXA Financial, Inc. and certain of its affiliates, it had sole voting power over 1,316,514 shares, shared voting power over 9,850 shares, sole dispositive power over 1,423,161 shares and shared dispositive power over 97,900 shares.

      (3) Beneficial ownership information is stated on page 3.

     (4) The amounts shown for Messrs. Kaplan, Eisenreich, and Schuster include 27,000 shares, 22,000 and 4,000 shares respectively, for which they have vested but unexercised options pursuant to outstanding grants. For Messrs. Kaplan, Eisenreich and Schuster, the amount also includes 1,889 shares, 5,501 shares and 598 shares, respectively, held in trust under the Company’s Employee Profit Sharing Plan and Trust and the Company’s Personal Savings Plan (401k). As to the remaining 3,600 shares for Mr. Kaplan, included are 2,500 shares for which voting and investment power is shared.

Comparison of Five Year Cumulative Total Return

     The following graph compares the hypothetical total shareholder return (including reinvestment of dividends) on an investment in (1) the Company’s Common Stock (2) AMEX Market Value Index (3) the Standard & Poor’s SmallCap 600 Index and (4) the Standard & Poor’s 600 Industrial Machinery Index for the period January 1, 1998 through December 31, 2002. In each case, the graph assumes the investment of $100.00 on December 31, 1997. REGAL-BELOIT CORPORATION and the S & P data were supplied by Standard & Poor’s Compustat Services, Inc. AMEX data was supplied by the American Stock Exchange Equity Research and Development Department.

Five Year Cumulative Performance

(1)	The Company believes the S & P SmallCap 600 Index is a more representative broad market index than the AMEX Market Value Index. Both are shown this year in transition. Next year, the AMEX index will be dropped.
(2)	The S & P Manufacturing Diversified Industrials Index has been discontinued and is no longer available. The Company has substituted the S & P 600 Industrial Machinery Index in its place.

Summary Compensation Table

			Annual Compensation			Long-Term Compensation
					$ Other	Awards		$	$ All
Name	Principal Position	Year	$ Salary	$ Bonus (4)	Annual Comp. (5)	$ Restricted Stock	Stock Options	Long-Term Incentive Payouts	Other Comp. (6)
James L. Packard	Chairman, Chief	2002	567,000	54,670	(5)	-0-	-0-	-0-	56,597
	Executive Officer	2001	545,000	152,300	(5)	-0-	-0-	-0-	5,895
		2000	525,000	149,760	(5)	-0-	-0-	-0-	8,195

Henry W. Knueppel	President and	2002	345,667	27,760	(5)	-0-	-0-	-0-	34,666
	Chief Operating	2001	324,000	73,275	(5)	-0-	-0-	-0-	4,262
	Officer	2000	312,000	72,460	(5)	-0-	-0-	-0-	6,562

Kenneth F. Kaplan	Vice President,	2002	227,000	15,260	(5)	-0-	-0-	-0-	5,024
	Chief Financial	2001	220,000	41,600	(5)	-0-	-0-	-0-	4,845
	Officer, Secretary	2000	220,000	42,650	(5)	-0-	-0-	-0-	7,145

David L. Eisenreich	Vice President	2002	234,840	13,275	(5)	-0-	-0-	-0-	5,924
(1)(3)	and President,	2001	228,000	17,650	(5)	-0-	-0-	-0-	5,656
	Motor Technologies
	Group

Gary M. Schuster	Vice President	2002	194,000	10,960	(5)	-0-	15,000	-0-	180
(2)(3)	and President,	2001	175,875	10,400	(5)	-0-	-0-	-0-	1,821
	Mechanical
	Components Group

(1)	Mr. Eisenreich joined the Company in 1997 with the acquisition of Marathon Electric. He was elected Vice President of the Company and President of the Motor Technologies Group in 2001. From 1997 to 2001, he was the Senior Vice President of Operations at Marathon Electric. Prior to the acquisition, he served in the position of Senior Vice President of Administration.

(2)	Mr. Schuster joined the Company in 1999 with the acquisition of Lincoln Motors, a division of The Lincoln Electric Company. He was elected Vice President of the Company and President of the Mechanical Components Group in 2001. From 1999 to 2001, he was the Vice President of Operations at Marathon Electric. Prior to the acquisition, he served in the position of Vice President at The Lincoln Electric Company.

(3)	Messrs. Eisenreich and Schuster were elected Officers of the Company on April 18, 2001.

(4)	Includes amounts earned in fiscal year, whether or not deferred or payable.

(5)	The Company also provides its Named Executive Officers certain additional non-cash benefits that are not described in this Proxy Statement. Such compensation is below the Securities and Exchange Commission’s required disclosure thresholds.

(6)	The amounts shown for Messrs. Packard, Knueppel, and Kaplan include $3,734 each, as to vested and non-vested contributions to the Company’s Employee Profit Sharing Plan and Trust and $2,570, $756, and $1,290, respectively, for term life insurance premiums. The amounts shown also include for Messrs. Packard and Knueppel $50,293 and $30,176, respectively, for payments in lieu of dividends on shares related to the exercise of stock options in 2002, the delivery of which shares was delayed until normal retirement. For Messrs. Eisenreich and Schuster, the amounts shown include $424 and $180, respectively, for term life insurance premiums and for Mr. Eisenreich $5,500 for vested and non-vested contributions to the Marathon Electric Salaried Employees 401K Savings Plan.

Ownership Of Company Stock And Stock Equivalents By Named Executive Officers

     To encourage growth in shareholder value, the Company believes that the Named Executive Officers, who are in a position to make a substantial contribution to the long-term success of the Company should have a significant stake in its on-going success through stock ownership. This focuses attention on managing the Company as an owner with an equity position in the business.

Stock Option Plans

     In order to provide long-term incentives to Directors, Officers and Key Employees of the Company, stock option plans have been adopted by the Board of Directors and previously approved by the Shareholders. The following listed plan is the only plan with shares available for grants.

     1998 Stock Option Plan, as amended (the “1998 Plan”). (1,000,000 shares were approved for distribution). The 1998 Plan provides long-term incentives to Directors, Named Executive Officers and Key Employees of the Company. Administration and selection criteria for awarding Grants is determined by the Board of Directors or a committee of two or more Non-Employee Directors.

Option Grants in Fiscal 2002

     Pursuant to the stock option plan stated above, options to purchase Common Stock of the Company are granted to the Named Executive Officers, Directors and Key Employees of the Company and its subsidiaries. Stock options totaling 56,850 shares were granted to Key Employees and one Named Executive Officer in 2002. As of December 31, 2002, the fair market value of the Company’s stock was $20.70.

Aggregated Option Shares Exercised in 2002 Fiscal Year and Year-End Values

     The following table contains information concerning stock options exercised during fiscal year 2002 and fiscal year-end value of unexercised options with respect to the Named Executive Officers.

	Number Of Shares Acquired On	Value	Total Number Of Unexercised Options Held At Fiscal Year-End		Total Value Of Unexercised, In-The-Money Options Held at Fiscal Year-End
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable(2)	Unexercisable(2)
James L. Packard	200,000(1)	$3,330,500(1)	225,000	50,000	-0-	-0-
Henry W. Knueppel	120,000(1)	$1,998,300(1)	100,000	120,000	-0-	-0-
Kenneth F. Kaplan	-0-	-0-	27,000	40,500	$22,400	$33,600
David L. Eisenreich	-0-	-0-	22,000	13,000	-0-	-0-
Gary M. Schuster	-0-	-0-	4,000	21,000	-0-	$40,500

     (1) The delivery of shares upon the exercise of stock options in 2002 was delayed until normal retirement.

     (2) Total value of exercisable and unexercisable options is based on the difference between the fair market value ($20.70 as of December 31, 2002) of the Company’s stock and the exercise price of the options at fiscal year-end.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2002 regarding the number of shares of common stock that may be issued under the Company’s equity compensation plans. The table does not include shares that may be issued under the 2003 Plan which is being submitted for approval at the Annual Shareholders Meeting.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans
approved by security holders	1,125,754	$21.98	265,350

Equity compensation plans not
approved by security holders	-0-	N/A	-0-

Total	1,125,754	$21.98	265,350

SUMMARY OF BENEFIT PLANS

     The Company has certain plans which provide, or may provide, compensation and benefits to Named Executive Officers of the Company, which are described below. These plans are principally the Company’s Profit Sharing Plan, Target Supplemental Retirement Plan and Supplemental Disability Insurance.

Profit Sharing Plan

     The Company makes an annual discretionary contribution to its tax-qualified Profit Sharing Plan which covers certain hourly and salaried employees, including Messrs. Packard, Knueppel and Kaplan. Eligible employees become participants in the Profit Sharing Plan on the first January 1 or July 1 after completing twelve (12) months of service and being credited with at least 1,000 hours of service. The Company’s contribution to the Profit Sharing Plan is allocated to participants according to a formula based upon participant compensation and years of service with the Company. Under the formula, the amount of compensation that may be taken into account with respect to any highly compensated Participant, including all Named Executive Officers, is limited to $200,000 and complies with government regulations. Amounts allocated to the Company’s applicable Named Executive Officers for 2002 are included in the Summary Compensation Table.

     A participant must be employed on the last day of the year and be credited with 1,000 hours of service during the year to be eligible for an allocation. Company contributions vest at 20% per year beginning after the completion of three years of service. Participants have the option to direct the investment of their accounts in 10% increments. Ten fund options are available including various fixed income, bond, and equity funds and a REGAL-BELOIT CORPORATION stock fund. Distributions from the Plan are made generally upon termination of service for any reason in the form of a single sum payment in cash or in REGAL-BELOIT CORPORATION stock, provided a participant’s vested interest includes a minimum of 100 shares.

     Although not included in this Profit Sharing Plan, Mr. Eisenreich participates in the Marathon Electric Salaried Employees 401K Savings Plan, which allows an eligible employee to receive a Company match of $0.50 on the dollar up to 5% of pay.

Target Supplemental Retirement Plan

     The Target Supplemental Retirement Plan (“TSRP”) limits participants to Officers and selected Key Employees who are designated by the Compensation and Human Resources Committee.

     Messrs. Packard, Knueppel, Kaplan and Schuster, among the Named Executive Officers, participate in the TSRP. Under the TSRP, participants are entitled, upon normal or approved early retirement, to receive a target supplemental retirement benefit, which, together with social security and a hypothetical profit sharing plan balance annualized over fifteen (15) years, equals two percent (2%) of the final five (5) years average salary times years of service with the Company, up to a maximum of 30 years or 60% income replacement. Consequently, unless reduced as described below, the estimated annual target supplemental retirement benefits to TSRP participants will approximate those shown in the column of the following table which sets forth estimated benefits for participants with various years of credited service.

     These benefits will be reduced by the annual Social Security payment and the annualized hypothetical profit sharing balance.

Average Annual Earnings For The	Years of Credited Service
Final Five Years Of Service	10	15	20	25	30
$100,000	$ 20,000	$ 30,000	$ 40,000	$ 50,000	$ 60,000
$200,000	40,000	60,000	80,000	100,000	120,000
$300,000	60,000	90,000	120,000	150,000	180,000
$400,000	80,000	120,000	160,000	200,000	240,000
$500,000	100,000	150,000	200,000	250,000	300,000

     The TSRP participant needs a minimum of 15 years of continuous service and have reached the age of 62 to qualify for early retirement benefits. However, the Compensation and Human Resources Committee has the discretion to grant additional years of service and/or revise the retirement age requirement for a participant to qualify for benefits.

     The TSRP is designed to provide a participant a retirement benefit that is comparable in replacement income percentage provided to lower paid employees. The TSRP does this by supplementing retirement income which is lost to higher paid employees due to social security caps and limits on income considered for the Company’s Qualified Retirement Plans.

Supplemental Disability

     The Company also provides supplemental disability insurance for Messrs. Packard and Knueppel among the Named Executive Officers and salaried employees. The Plan provides compensation to a participating disabled Named Executive Officer at the rate of 100% of his normal salary for the first 12 months of total disability and 60% thereafter. None of the Company’s participating Named Executive Officers received disability benefits during 2002.

Executive Termination Benefits Agreements

     The Company has no employment contracts with any Named Executive Officers of the Company. However, the Company has termination benefits (change of control) agreements (the “Agreements”) with Messrs. Packard, Knueppel and Kaplan, among the Named Executive Officers of the Company. The benefits provided by the Agreements are triggered by the termination of the individual who is a party to an Agreement within three years following a change in control of the Company, if the individual’s employment with the Company is terminated not for cause or if the individual terminates his employment with “good reason”, as defined in the Agreements. If the individual’s employment is terminated for cause, or as a consequence of death or disability, the Agreement is not triggered. The employment period is three years commencing with the change in control. The Agreement provides that upon such termination, the termination payment shall be a severance payment equal to three times the individual’s annual salary then in effect plus the amount of the individual’s highest annual bonus award during the previous three years and the value of all fringe benefits.

PROPOSAL 2: APPROVAL OF 2003 EQUITY INCENTIVE PLAN

     The complete text of the 2003 Equity Incentive Plan (the “2003 Plan”) is set forth in Exhibit B. The following summary description of the material features of the 2003 Plan is qualified in its entirety by reference to the full text of the 2003 Plan.

     On January 31, 2003, the Board of Directors adopted the 2003 Plan. Subject to shareholder approval, the 2003 Plan will become effective on April 22, 2003. The purpose of the 2003 Plan is to both attract and retain Non-Employee Directors, Officers, key executives and other management employees by granting stock options including incentive stock options and nonqualified stock options, stock appreciation rights, performance shares, performance units or restricted stock, thereby providing long-term incentives tied to the success of the Company.

     The maximum number of shares of Common Stock that are available for Grants under the 2003 Plan is 1,500,000 shares, subject to adjustment. The 2003 Plan will terminate on April 22, 2013. The Board of Directors may terminate or amend the 2003 Plan in whole or in part at any time. However, the Board may not, without approval of a majority of the shareholders, increase the maximum number of shares reserved under the 2003 Plan, extend the maximum 10-year period during which stock option Grants (the “Grant”) may be granted under the 2003 Plan or reduce the exercise price per share at which ISOs may be granted below 100% of the fair market value of the Common Stock on the date of Grant. If any shares subject to awards granted under the 2003 Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is canceled prior to the delivery of all of the shares or other consideration issuable or payable pursuant to the award, such shares will be available for the granting of new awards under the 2003 Plan. In addition, if shares subject to awards granted under the Company’s 1998 Stock Option Plan, as amended, would again become available for new awards under the terms of such prior plan if the prior plan were still in effect, then those shares will be available for the purpose of awarding grants under this 2003 Plan, thereby increasing the total number of shares available under this 2003 Plan. Any such shares will not be available for future awards under the terms of the 1998 Stock Option Plan, as amended.

     Eligible Participants. Persons eligible to participate in the 2003 Plan shall be all Officers, key executives and other management employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the Company (the “Participants”). Approximately 250 persons are currently eligible to receive grants under the 2003 Plan. The number of eligible participants may increase over time based upon future growth of the Company. Other than the automatic grants of stock options to Non-Employee Directors, the Company cannot currently determine the number of shares or the type of shares that may be granted to eligible Participants under the 2003 Plan in the future. Such determinations will be made from time to time by the Committee.

     Administration. The 2003 Plan will be administered by the Compensation and Human Resources Committee consisting of two or more Outside Directors as defined in Section 162 (m) of the Internal Revenue Code, as amended and Non-Employee Directors as defined in Rule 16b-3 of the Securities Exchange Act of 1934 (the “Non-Employee Directors”) hereinafter collectively called the “Committee”. Among the powers vested in the Committee is the exclusive authority to interpret the provisions of this 2003 Plan, and to prescribe such rules, regulations, agreements, guidelines and instruments for administering this 2003 Plan.

     Under the 2003 Plan, to the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company any or all the authority and responsibility of the Committee in connection with the 2003 Plan other than with respect to those persons who file reports under Section 16 of the Exchange Act (e.g., executive officers and directors of the Company). The Board may also delegate authority and responsibility under the 2003 Plan to another Board committee comprised only of Non-Employee Directors. Subject to the express terms of the 2003 Plan, determinations and interpretations with respect thereto will be in the sole discretion of the Committee, whose determinations and interpretations will be binding on all parties.

     Non-Employee Director Grants. Under the 2003 Plan, each individual Non-Employee Director will automatically be granted NSOs to purchase 20,000 shares of Common Stock at 100% of the fair market value at the closing sale price as of the date corresponding to the Annual Shareholders Meeting in April, 2004. Four thousand (4,000) shares of the Grants to each Non-Employee Director will immediately be exercisable (i.e., vest). The remainder will become exercisable in the amount of 4,000 shares per year on the date of the Annual Shareholders Meeting in each of the next four years as long as the Non-Employee Director remains in office.

     If a Non-Employee Director is initially elected at an Annual Shareholders Meeting subsequent to April 2004, or appointed after such Shareholders Meeting, but prior to the next Annual Shareholders Meeting, then on the date of election or appointment, a Director will automatically be granted NSOs to purchase such number of shares of Common Stock equal to the prorata balance of 20,000 shares of Common Stock for the remainder of the five-year period. The Director’s Grant shall be at 100% of the fair market value at the closing stock price on the date of election or appointment.

     Unexercised options granted to Non-Employee Directors shall terminate on the earlier of ten (10) years after the date of Grant or ninety (90) days after the Non-Employee Director ceases to be a member of the Company’s Board of Directors, unless removed for Cause.

     Grants. Grants under the 2003 Plan refer to shares of the Company’s Common Stock. Grants include Options, which may be Incentive Stock Options (“ISO”) or Nonqualified Stock Options (“NSO”), Restricted Stock, Stock Appreciation Rights, Performance Shares or Performance Units or any combination thereof. The Committee shall determine the methods and forms of payment and the requirements for exercising an Option as to each Grant. However, only employees may receive Grants of ISOs. The option price per share shall be 100% of the fair market value of the Shares as determined on the date the option is granted. If there is no sale on the date of Grant, the fair market value of the stock shall be the closing sale price of the stock on the last preceding date on which there was a sale. Options must terminate ten (10) years after the date of Grant. Except as otherwise provided by the Committee, Grants under the 2003 Plan or any rights or interest shall not be assigned or transferred except by will or the laws of descent and distribution during the lifetime of the Participant or Non-Employee Director.

     The 2003 Plan provides that in any single fiscal year, no Participant may be granted Options, with or without any related Stock Appreciation Rights, or Stock Appreciation Rights unrelated to Options for more than 300,000 Shares; receive a Restricted Stock Grant for more than 200,000 Shares; receive Performance Shares for more than 200,000 shares; receive a Performance Units Grant that exceeds $3,000,000 in designated dollar value and/or the value based on the fair market value of Shares which exceeds 200,000 Shares.

     Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights (“SAR”) to any Participant. An SAR entitles the Participant to receive the appreciation in the number or Fair Market Value of Shares on the date of exercise or a combination of Shares and cash without payment to the Company. Each SAR may relate to all or a portion of a specific Option granted under the 2003 Plan. An SAR may also be granted independently of an Option and the exercise price shall be the Fair Market Value of a Share on the date of the Grant. The Committee also has the discretion to fix an exercise price in excess of the Fair Market Value of a Share on the date of Grant.

     Restricted Stock, Performance Shares or Performance Units. The Committee may determine appropriate terms and conditions for awarding Restricted Stock, Performance Shares or Performance Units, including a condition for the achievement of one or more Performance Goals, to a Participant. If an award of Restricted Stock to a Participant requires the achievement of Performance Goals, there will be a restriction period of at least one year. Restricted Stock granted without Performance Goals shall have a restriction period of at least three years. The Committee may accelerate the imposition of the restrictions or determine that all or a portion of the Performance Goals are deemed achieved upon the death, disability or retirement of a Participant. Performance Units may be paid in cash, Shares or a combination of cash and Shares as determined by the Committee.

     Vesting. The Committee, in its sole discretion, shall determine any vesting requirements applicable to each Grant. However, the Committee has no discretion to alter the provisions governing options granted to Non-Employee Directors.

     Termination and Amendment. The Board may amend or terminate the 2003 Plan at any time subject to certain limitations as follows: Non-Employee Director Grants may not be amended more than once every six (6) months other than to conform to changes in applicable law. Amendments to the 2003 Plan must be approved by Shareholders if required by applicable law or stock exchange rules. Shareholders must approve amendments to material increases in the number of Shares or shorten the restriction periods for Performance or Restricted Stock Grants.

     Amendment, Modification or Cancellation of Grants. The Committee may waive any restrictions or conditions which apply to any Grant or the exercise of the Grant, subject to the prohibition on repricing, and may also modify, amend, or cancel any other terms and conditions applicable to any Grant by mutual agreement with the Participant provided that the amendment or modification does not increase the maximum number of Shares which can be issued under the 2003 Plan, except as may be adjusted under the Adjustment Provisions or Change of Control provisions. Participant or Non-Employee Director consent is not necessary for the Committee to cancel a Grant under an Adjustment of Shares. The Committee has sole discretion to alter Performance Goals subject to Shareholder approval if required for a Grant to qualify for the performance-based exemption provided by Section 162(m) of the Internal Revenue Code, as amended. However, the Committee may issue Grants which do not qualify for the performance-based exemption without satisfying the requirement under Section 162(m).

     Repricing Prohibited. Outstanding Options or Stock Appreciation Rights granted under this 2003 Plan may not be repriced (i.e., by reducing the exercise price) by the Committee or any other person after the date of Grant. Neither a Participant nor a Non-Employee Director may surrender an outstanding Option or SAR granted under this 2003 Plan as consideration for the grant of a new Option or SAR with a lower exercise price.

     Adjustment Provisions; Change of Control. If a transaction or event such as recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares, issuance of warrants or other rights to purchase Shares affects the Shares, the Committee may make appropriate adjustments to prevent dilution or enlargement of the benefits or potential benefits available under the 2003 Plan. Adjustments may be made to the number and type of Shares subject to the 2003 Plan and outstanding Grants, and the purchase or exercise price with respect to any Grant.

     The Committee may also determine a cash payment amount to the holder of an outstanding Grant in exchange for cancellation of all or a part of a Grant effective at such time specified by the Committee. However, if the event or transaction creates a Change of Control, then payment shall be the greatest amount the holder could have received under the Change of Control provisions and if the Committee determines it is necessary, each Share of a Grant may be substituted by the number and kind of shares, other securities, cash or other property to which holders of Common Stock are or will be entitled. However, Grants of ISOs may not be adjusted if this would cause the 2003 Plan to violate Code Section 422(b).

     In the event of a Change of Control, a holder of an Option may exercise the Option in full, even if the Option was not exercisable, and shall have the right to receive, upon 60 days’ written notice to the Company after the Change of Control, cash equal to the excess of the Change of Control Price of the Shares covered under the surrendered Option over the exercise price of such Shares under the Grant. On the date of the Change of Control, Restricted Stock which was not vested shall become vested (i.e., exercisable) upon 60 days’ written notice to the Company. In exchange for the surrendered Restricted Stock, the holder shall receive cash equal to the Change of Control Price of the Restricted Stock. Within 60 days after the Change of Control, upon written notice to the Company, a holder of a Performance Share and/or Performance Unit with an unexpired performance period, shall receive cash equal to the elapsed fractional months of the performance period of the total number of months in the performance period. Each holder will also receive cash for each Performance Share and/or Performance unit which was earned but not paid.

     Termination of Employment. In the event a Participant terminates his or her employment with the Company, whether voluntarily or otherwise but not by reason of death, disability or retirement, each prior unexpired or uncanceled Grant to the extent exercisable as of the date of termination, shall terminate thirty (30) days after the Participant’s date of termination or as determined by the Committee.

     If a Participant’s employment is terminated or a Non-Employee Director is removed as a member of the Board of Directors for Cause, each unexpired or uncanceled Grant, to the extent not previously exercised by him or her, shall terminate immediately. The term “Cause” is defined as: the commission by a Participant or Non-Employee Director of any act or omission that would constitute a felony under federal, state or equivalent foreign law, or fraud, dishonesty, theft, embezzlement, disclosure of trade secrets or confidential information or other acts or omissions that result in a breach of any fiduciary duty to the Company.

Federal Income Tax Consequences. The following brief discussion is a summary of the Company’s understanding of the Federal Income Tax consequences based upon the applicable provisions of the Internal Revenue Code in effect on the date hereof. The summary is not exhaustive and does not explain foreign, state or local tax consequences.

     Incentive Stock Options. In general, neither a Participant nor the Company will realize federal income tax consequences at the time an ISO is granted or exercised. However, to the extent that the amount by which the fair market value of the shares acquired upon the exercise of any ISO exceeds the option price as of the date of exercise, Participants may be subject to the alternative minimum tax. If a Participant holds shares for a minimum of two years from the date of the grant of the option and a minimum of one year from the date of exercise, then (a) any gain upon the subsequent disposition of the shares will be taxed to the Participant as a long-term capital gain, and any loss sustained will be a long-term loss, and (b) no deduction will be allowed to the Company for federal income tax purposes.

     If a Participant disposes of shares acquired upon the exercise of an ISO before the expiration of the holding periods described above, then generally (a) the Participant will be taxed as if compensation income had been received in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the exercise date (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and (b) the Company will generally be entitled to a corresponding deduction in that year.

     Nonqualified Stock Options. Generally, neither a Participant nor the Company will recognize taxable income at the time an NSO is granted. At the time of exercise of the NSO, taxable income will be realized. The Company will generally be entitled to a deduction. The amount of income and the Company’s deduction will be equal to the difference between the NSO exercise price and the fair market value of the shares on the date of exercise. The income realized will be taxed at ordinary income tax rates for federal income tax purposes.

     Upon a subsequent disposition of the shares acquired upon exercise of the NSO, short or long-term capital gain or loss, as determined by the holding period of the shares, will be realized in an amount of the difference between the proceeds of sale and the fair market value of the shares on the date of exercise.

     Stock Appreciation Rights. The grant of a SAR does not give rise to any income tax consequences to either the Company or the Participant. Upon the exercise of a SAR, the Participant recognizes ordinary income equal to the amount of any cash plus the fair market value of any shares of Common Stock received. The Company is generally allowed a deduction in an amount equal to the income recognized by the Participant.

     Restricted Stock Grants. A Participant who has been awarded a Restricted Stock Grant under the 2003 Plan and does not make an election under Section 83(b) of the Code will not recognize taxable income at the time of the Grant. At the time any transfer or forfeiture restrictions applicable to the Restricted Stock Grant lapse, the Participant will recognize ordinary income and the Company will be entitled to a corresponding deduction equal to the fair market value of the stock at such time. Any dividend paid to the Participant on the Restricted Stock at or prior to such time will be ordinary compensation income to the Participant and deductible by the Company.

     A Participant of a Restricted Stock Grant who makes an election under Section 83(b) of the Code will recognize ordinary income at the time of the Grant and the Company will be entitled to a corresponding deduction equal to the fair market value of the Common Stock at such time. Any dividends subsequently paid to the Participant on the Restricted Stock will be dividend income to the Participant and not deductible by the Company. If the Participant makes a Section 83(b) election, there are no federal income tax consequences either to the Participant or the Company at the time any transfer or forfeiture restrictions applicable to the Restricted Stock Grant lapse.

     Performance Units and Performance Shares. The grant of a Performance Unit or Performance Share does not give rise to any tax consequences to either the Company or the Participant. Upon payment of cash pursuant to a Performance Unit, the Participant recognizes ordinary income equal to the amount of the payment and the Company is generally allowed a deduction in an equal amount. Upon the issuance of the Company’s Common Stock pursuant to a Performance Share award, generally the Participant recognizes ordinary income equal to the fair market value of the shares received, or if received subject to certain restrictions, the fair market value of the shares when no longer restricted. The Participant recognizes ordinary income on the receipt of any dividend equivalents that may be paid on Performance Shares. A deduction from taxable income is allowed to the Company in an amount equal to the amount of ordinary income recognized by the Participant with respect to Performance Shares.

     Using stock to exercise options. A Participant may use previously owned shares of Common Stock of the Company to pay all or part of the exercise price of an ISO or NSO. By using previously owned stock, a Participant defers the recognized gain on the surrendered shares for tax purposes. Such a Grant exercise is treated as a “tax-free exchange” with respect to the number of shares received on the Grant exercised which equals the number of shares surrendered. The Participant’s basis in these shares is the same as the basis in the shares surrendered. The capital gain holding period on these shares continues from the date when the surrendered shares were acquired. Additional shares received on the exercise will trigger ordinary income taxation equal to the fair market value of the additional shares over the consideration paid by the Participant in connection with the exercise of an NSO Grant. The Participant’s basis in the additional shares is equal to their fair market value on the date the shares were received. The capital gain holding period on such shares commences on that date. By using previously owned stock to pay the exercise price of an ISO, a Participant defers tax recognition of gain on the surrendered shares. However, if a Participant surrenders previously owned stock to pay for all or part of the exercise price of an ISO which has not been held for the statutory holding period, the surrendered stock will be treated as a disqualifying disposition of the prior ISO with the tax consequences described above and complex tax rules apply, especially regarding a Participant’s basis in the shares received on the exercise.

     Compliance with applicable laws. The Committee will comply with all applicable laws, rules and regulations including the Internal Revenue Code of 1986, as amended and the Securities Exchange Act of 1934, as amended or any successor provisions or other regulatory requirements. To the extent required, the 2003 Plan is designed to comply with Section 162(m) of the Code to qualify future performance based compensation and to qualify under Section 16 of the Exchange Act.

     On January 31, 2003, the closing price per share of the Company’s Common Stock on the American Stock Exchange was $19.20.

     The affirmative vote of shareholders of a majority of the shares represented at the Annual Shareholders Meeting, in person or by proxy, will be required for approval of the 2003 Equity Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2003 EQUITY INCENTIVE PLAN.

SHAREHOLDER PROPOSALS

     Shareholder proposals must be received by the Company no later than November 7, 2003, in order to be considered for inclusion in next year’s Annual Meeting Proxy Statement.

     In order to be eligible to submit a proposal, you must be a record or beneficial owner of at least one percent (1%) or $2,000 in market value of the Company’s securities entitled to be voted at the meeting and have held such securities for at least one year by the date the proposal is submitted. You must continue to hold such securities through the date on which the meeting is held.

REQUEST FOR ANNUAL REPORT ON FORM 10-K

     Our Annual Report for the fiscal year ended December 31, 2002, except for exhibits, containing financial statements for the fiscal year ended December 31, 2002, is included in this mailing of the Proxy Statement.

     You may obtain a copy of the Company’s Annual Report on Form 10-K, except for exhibits, without charge, by writing to: Secretary, REGAL-BELOIT CORPORATION, 200 State Street, Beloit, WI 53511-6254.

SHAREHOLDERS WHO SHARE THE SAME ADDRESS

     In accordance with a notice mailed with this Proxy Statement, in the future, we will send only one Annual Report and Proxy Statement to multiple shareholders who reside at the same address unless we receive instructions for a separate copy to be sent to that address. This is known as “householding” and serves to reduce our costs of printing and postage.

     If you, as a shareholder of record residing at such an address, prefer to receive a separate Annual Report or Proxy Statement in the future, you may notify us of your request by writing or calling: Secretary, REGAL-BELOIT CORPORATION, 200 State Street, Beloit, WI 53511-6254; 608/364-8800.

By Order of the Board of Directors Kenneth F. Kaplan Vice President, Chief Financial Officer and Secretary

Beloit, Wisconsin
March 13, 2003

Exhibit A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

OPERATING CHARTER

AUDIT COMMITTEE PURPOSE

The Audit Committee (the “Committee”) is appointed by and reports to the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

1.	Monitor the adequacy and integrity of the Company’s financial reporting process and systems of disclosure controls and procedures and of internal controls regarding finance, accounting, and legal compliance.

2.	Recommend to the Board the appointment, dismissal and annual compensation of a qualified public accounting firm (the “Independent Auditor”).

3.	Monitor the independence and performance of the Company’s Independent Auditor.

4.	Maintain a free and open avenue of communication among the Independent Auditor, internal audit, management, the Committee and the Board.

5.	Perform such other assignments of a financial or non-financial nature as the Board may from time to time direct.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities with full access to all books, records, facilities and personnel of the Company, as well as to the Independent Auditor and internal audit. The Committee, after discussion with the independent Board members, may retain outside legal, accounting, or other experts it deems necessary in the performance of its duties.

In carrying out its responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the work of the Independent Auditor.

AUDIT COMMITTEE COMPOSITION AND MEETINGS

To serve on the Committee, individual members shall meet the requirements of regulations and governing organizations, including the relevant stock exchange, the Sarbanes-Oxley Act of 2002 (the “Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors. The Chairperson shall be appointed by the Board.

The Committee shall hold meetings, at least quarterly, in person or telephonically as the Chair shall determine, with management and the Independent Auditor. The Committee shall meet privately in executive session at least annually with the Independent Auditor to discuss any matters that the Committee or the Independent Auditor believes should be discussed.

AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

The following functions are the commonly recurring activities of the Committee in carrying out its oversight function.

1.	Review and reassess the adequacy of this Charter at least annually, submitting changes to the Charter to the Board for approval and publish the Charter publicly as required by regulations.

2.	Review the Company’s annual audited financial statements and results of the audit, and quarterly, interim financial statements and results of the quarterly review, prior to filing or distribution. Review should include discussion with management and the Independent Auditor of significant issues regarding accounting principles, practices, and judgments. Resolve any disagreements between management and the Independent Auditor. Also review and consider with the Independent Auditor matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61.

3.	In consultation with management, the Independent Auditor, and internal audit, review:

a.	as required, but not less than annually, the adequacy and integrity of the Company’s disclosure controls and procedures and internal controls,

b.	quarterly, any management disclosed significant deficiencies or material weaknesses in internal controls or any fraud by employees with a significant role in internal control, and

c.	annually, the internal audit function and audit plan.

Discuss significant financial risk exposures and the steps management has taken to monitor, control and report exposures. Review significant findings prepared by the Independent Auditor and internal audit on these matters together with management’s responses.

4.	Review with management and the Independent Auditor the Company’s annual audited and quarterly interim financial results prior to the public release of earnings. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the Independent Auditor in accordance with SAS 61. The Chair of the Committee may represent the entire Committee for purposes of this review.

5.	The Committee shall establish and maintain procedures for:

a.	the receipt, retention and treatment of complaints received by the Company regarding accounting or auditing matters or controls, and

b.	the confidential, anonymous submission by the Company’s employees of concerns regarding accounting or auditing matters.

6.	The Independent Auditor is accountable to the Audit Committee of the Board of Directors. Review the independence and performance of the Independent Auditor and annually recommend to the Board the appointment of the Independent Auditor. The Committee may discharge the Independent Auditor with or without cause.

7.	Review, annually, with management and the Independent Auditor, the audit plan – discussing scope, staffing, locations, internal audit functions, reliance upon management, audit assistance from the Company and general audit approach, among other items. Review and approve the fees and other significant compensation to be paid to the Independent Auditor.

8.	Pre-approve all auditing services and fees for such services, including statutory audits and comfort letters in conjunction with securities offerings. Also pre-approve non-audit services provided by the Independent Auditor, including tax services and other services not prohibited by law or SEC rules, which exceed the de minimis exceptions of the Act. A Committee member designated by the Committee may represent the entire Committee for these approvals up to the amount of $50,000 for each separate service provided.

9.	On an annual basis, request from the Independent Auditor, a written statement disclosing any and all relationships between the Independent Auditor and the Company consistent with Independence Standards Board Standard No. 1. Review and discuss with the Independent Auditor all significant relationships they have with the Company that could impair the Auditor’s independence.

10.	Review and approve the Audit Committee proxy disclosure required by the SEC annually.

APPROVED BY COMMITTEE:	January 31, 2003

Date

Exhibit B

REGAL-BELOIT CORPORATION

2003 EQUITY INCENTIVE PLAN

1.	PURPOSES. The purpose of the 2003 Plan is to provide, on a basis competitive with industry practices, long-term incentives through granting stock options and other equity-based incentives to Directors, Officers, key executives and other management employees of Regal-Beloit Corporation and its subsidiaries (the “Company”), in order to assist the Company in attracting and retaining experienced and capable Directors, Officers, key executives and other management employees and to associate the interest of such persons with those of the Company’s shareholders.

2.	EFFECTIVE DATE. The 2003 Plan is effective as of April 22, 2003, subject to approval by the holders of at least a majority of the outstanding shares of the Company’s Common Stock present, or represented, and entitled to vote at the 2003 Annual Meeting of Shareholders. Grants may be made under the 2003 Plan on and after its effective date; provided, however, that any Grants made prior to shareholder approval of the 2003 Plan are conditioned upon receiving shareholder approval.

3.	DEFINITIONS. Unless otherwise defined herein, capitalized terms used in this 2003 Plan have the following meanings:

(a)	“Affiliates” means any corporation, partnership, joint venture, or other entity during any period in which the Company owns, directly or indirectly, at least fifty percent (50%) of the equity, voting or profits interest, and any other business venture in which the Company has a significant interest, as designated and determined by the Committee in its discretion.

(b)	“Beneficial Owner” means a person shall be deemed to be the “Beneficial Owner” of any securities:

(i)	which such Person or any of such Person’s Affiliates or associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or associates until such tendered securities are accepted for purchase, or (B) securities issuable upon exercise of Rights issued pursuant to the terms of the Company’s Rights Agreement, dated as of January 28, 2000, between the Company and U.S. Bank, N.A., as amended from time to time (or any successor to such Rights Agreement), at any time before the issuance of such securities;

(ii)	which such Person or any of such Person’s Affiliates or associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) is not also then reportable on a Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii)	which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) above) or disposing of any voting securities of the Company.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Change of Control” means a “Change of Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(i)	any Person (Person means those persons as defined in 13(d) & 14(d) of the Exchange Act) (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the effective date, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(ii)	the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on the effective date constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date, or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect subsidiary of the Company) shall not be Continuing Directors for purposes of this 2003 Plan until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by the shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation, or share exchange; and, provided further, that in the event the failure of any such persons appointed to the Board to be Continuing Directors results in a Change in Control of the Company, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change in Control of the Company occurred; or

(iii)	the shareholders of the Company approved a merger, consolidation or share exchange of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the effective date, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(iv)	the shareholders of the Company approve of a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(v)	Notwithstanding the foregoing, no “Change of Control” of the Company shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.

(e)	“Change of Control Price” means the highest of the following:

(i)	the Fair Market Value of the Shares, as determined on the date of the Change of Control;

(ii)	the highest price per Share paid in the Change of Control transaction; or

(iii)	the Fair Market Value of the Shares, calculated on the date of surrender of the relevant Grant in accordance with Section 22(c), but this clause (iii) shall not apply if in the Change of Control transaction, or pursuant to an agreement to which the Company is a party governing the Change of Control transaction, all of the Shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.

(f)	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(g)	“Committee” means the Compensation and Human Resources Committee of the Board (or such successor committee with the same or similar authority), which must be composed of not less than two (2) Directors, each of whom must qualify as an “outside director” within the meaning of Code Section 162(m) and as a “non-employee director” within the meaning of Rule l6b-3 of the Exchange Act.

(h)	“Common Stock” means the common stock of the Company.

(i)	“Director” means a member of the Board.

(j)	“Effective Date” means the date the Company’s shareholders approve this 2003 Plan.

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(l)	“Fair Market Value” means, per Share on a particular date, the last sales prices on such date on the national securities exchange on which the Common Stock is then traded, as reported in The Wall Street Journal, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used.

(m)	“Grant” means grants including, but not limited to, Options, Stock Appreciation Rights, Performance Shares, Performance Units or Restricted Stock under this 2003 Plan. “Grant Agreement” means an agreement covering a Grant in such form (consistent with the terms of the 2003 Plan) as approved by the Committee.

(n)	“Non-Employee Director” means any Director who is not an employee of the Company or any Affiliate.

(o)	“Option” means the right to purchase Shares at a stated price. “Options” may either be “incentive stock options” which meet the requirements of Code Section 422, or “nonqualified stock options” which do not meet the requirements of Code Section 422.

(p)	“Participant” means an officer or other key employee of the Company or its Affiliates, whom the Committee designates to receive a Grant under this 2003 Plan.

(q)	“Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries or other business units: revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on shareholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; and/or in the case of Grants that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), such other goals as the Committee may establish in its discretion.

(r)	“Performance Shares” means the right to receive Shares to the extent the Company or Participant achieves certain goals that the Committee establishes over a period of time the Committee designates consisting of one or more full fiscal years of the Company, but in any event not more than five years.

(s)	“Performance Units” means the right to receive monetary units with a designated dollar value or monetary units the value of which is equal to the Fair Market Value of one or more Shares, to the extent the Company or Participant achieves certain goals that the Committee establishes over a period of time the Committee designates consisting of one or more full fiscal years of the Company, but in any event not more than five years.

(t)	“2003 Plan” means the Regal-Beloit Corporation 2003 Equity Incentive Plan, as amended from time to time.

(u)	“Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals during the period specified by the Committee and/or upon the completion of a period of service, as determined by the Committee.

(v)	“Section 16 Participants” mean Participants who are subject to the provisions of Section 16 of the Exchange Act.

(w)	“Share” means a share of Common Stock.

(x)	“Stock Appreciation Right” means the right to receive, without payment to the Company, an amount of cash or Shares as determined in accordance with Section 9, based on the amount by which the Fair Market Value on the relevant valuation date exceeds the exercise price.

(y)	“Subsidiary” means any corporation or other entity now or hereafter in existence in which the Company owns, directly or indirectly, a voting stock interest of at least fifty percent (50%).

4.	SHARES OF STOCK SUBJECT TO THE 2003 PLAN.

(a)	Plan Reserve. An aggregate of 1,500,000 shares are reserved for issuance under this 2003 Plan. The number of Shares reserved for issuance under this 2003 Plan shall be reduced only by the number of Shares delivered in payment or settlement of Grants. As to Grants that are (i) Restricted Stock, (ii) Performance Shares, or (iii) Performance Units that are paid in Shares or the value of which is based on the Fair Market Value of Shares, the Company may not issue, or make payments as to, more than 25% of the 1,500,000 Shares in the aggregate. The limitations of this subsection are subject to adjustments as provided in Section 22.

(b)	Replenishment of Shares Under the 2003 Plan. If a Grant lapses, expires, terminates or is cancelled without the issuance of Shares or payment of cash under the Grant, then the Shares subject to, reserved for or delivered in payment in respect of such Grant may again be used for new Grants under this 2003 Plan as determined under subsection (a), including issuance as Restricted Stock or pursuant to incentive stock options. If Shares are issued under any Grant and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price of a Grant, then the Shares subject to, reserved for or delivered in payment in respect of such Grant may again be used for new Grants under this 2003 Plan as determined under subsection (a), including issuance as Restricted Stock, but such shares may not be issued pursuant to incentive stock options.

(c)	Addition of Shares from Predecessor Plan. After the Effective Date of this 2003 Plan, if any Shares subject to awards granted under the Company’s 1998 Stock Option Plan, as amended, would again become available for new awards under the terms of such prior plan if the prior plan were still in effect, then those Shares will be available for the purpose of awarding Grants under this 2003 Plan, thereby increasing the Shares available under this 2003 Plan as determined under the first sentence of subsection (a). Any such Shares will not be available for future awards under the terms of such prior plan.

(d)	Participant Limitations. Subject to adjustment as provided in Section 22, no Participant may be granted Grants under this 2003 Plan that could result in such Participant:

(i)	receiving Options, with or without any related Stock Appreciation Rights, or Stock Appreciation Rights not related to Options, for more than 300,000 Shares in any single fiscal year;

(ii)	receiving Grants of Restricted Stock in any single fiscal year relating to more than 200,000 Shares;

(iii)	receiving Performance Shares in any single fiscal year relating to more than 200,000 Shares;

(iv)	receiving Grants of Performance Units in any single fiscal year with a designated dollar value that exceeds $3,000,000 and/or receiving Grants of Performance Units in any single fiscal year, the value of which is based on the Fair Market Value of Shares, relating to more than 200,000 Shares.

In all cases, determinations under this Section 4 shall be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

5.	ADMINISTRATION OF THE 2003 PLAN.

(a)	Committee Administration. The Committee has full authority to administer this Plan, including the authority to (i) interpret the provisions of this 2003 Plan, (ii) prescribe, amend and rescind rules and regulations relating to this 2003 Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Grant or agreement covering a Grant in the manner and to the extent it deems desirable to carry this 2003 Plan into effect, and (iv) make all other determinations necessary or advisable for the administration of this 2003 Plan. A majority of the members of the Committee will constitute a quorum, and a majority of the Committee’s members present at a meeting in which a quorum is present must make all determinations of the Committee. The Committee may make any determination under this 2003 Plan without notice or meeting of the Committee by a written notice that a majority of the Committee members have signed. All Committee determinations are final and binding.

(b)	Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company any or all of the authority and responsibility of the Committee. However, no such delegation is permitted with respect to individuals who are Section 16 Participants at the time any such delegated authority or responsibility is exercised. The Board also may delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to any Grant to individuals who are Section 16 Participants. If the Board has made such a delegation, then all references to the Committee in this 2003 Plan include such other committee or one or more officers to the extent of such delegation.

(c)	No Liability. No member of the Committee, and no officer to whom a delegation under subsection (b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the 2003 Plan or any Grant. The Company will indemnify and hold harmless such individual to the maximum extent that the law and the Company’s bylaws permit.

6.	ELIGIBILITY. The Committee may designate from time to time the Participants to receive Grants under this 2003 Plan. The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive a Grant in any other year. The Committee may consider such factors as it deems pertinent in selecting a Participant and in determining the types and amounts of Grants. In making such selection and determination, factors the Committee may consider include: (a) the Company’s financial condition; (b) anticipated profits for the current or future years; (c) the Participant’s contributions to the profitability and development of the Company; and (d) other compensation provided to the Participant. Non-Employee Directors automatically receive Options under Section 8 (“Director Options”), without action of the Committee, and are not eligible to receive any other Grants.

7.	TYPES OF GRANTS.

(a)	Grants under the 2003 Plan shall be made with reference to shares of the Company’s Common Stock and may include, but need not be limited to incentive stock options, nonqualified stock options, Restricted Stock, Stock Appreciation Rights, performance and stock awards, or any combination thereof. However, only employees may receive grants of incentive stock options.

(b)	Discretionary Grants. Subject to the terms of this 2003 Plan, the Committee has full power and authority to: (i) determine the type or types of Grants to be granted to each Participant; (ii) determine the number of Shares with respect to which a Grant is granted to a Participant, if applicable; and (iii) determine any terms and conditions of any Grant granted to a Participant. Grants under this Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Grant (or any other award granted under another plan of the Company or any Affiliate).

(c)	Automatic Grants to Non-Employee Directors. Each Non-Employee Director will automatically receive Director Options under this 2003 Plan for no initial cash consideration. A Non-Employee Director may hold more than one Director Option under the 2003 Plan in his or her capacity as a Non-Employee Director, but only on the terms and subject to the conditions set forth herein. All Director Options granted to Non-Employee Directors pursuant to the 2003 Plan shall be nonstatutory stock options that do not qualify for special tax treatment under Code Sections 421 or 422.

8.	NON-EMPLOYEE DIRECTOR GRANTS.

(a)	(i)	Each individual Non-Employee Director shall automatically be granted a Director Option to purchase 20,000 shares of Common Stock at 100% of the fair market value at the closing stock price as of the date corresponding to the Annual Shareholders meeting in April 2004. Four thousand (4,000) shares will immediately be exercisable (i.e., vested) on the date of grant. The remainder of the Director’s Grant will become exercisable in the amount of 4,000 shares per year on the date of the Annual Shareholders Meeting in each of the next four years as long as the Non-Employee Director remains in office.

(ii)	If a Non-Employee Director is initially elected at an Annual Shareholders Meeting subsequent to April 2004, or appointed after such Shareholders Meeting, but prior to the next annual Shareholders Meeting, then on the date of such election or appointment that Non-Employee Director shall automatically be granted a Director Option to purchase such number of shares of Common Stock equal to the pro rata balance of 20,000 shares of Common Stock for the remainder of the five-year period of the Director’s Grant. The Director’s Grant shall be at 100% of the fair market value at the closing stock price on the date of election or appointment. As an example, if a Non-Employee Director is initially elected in the year 2005, the new Non-Employee Director will be granted 16,000 shares of Common Stock of which 4,000 shares are immediately exercisable. The remaining 12,000 shares would become exercisable in the amount of 4,000 shares per year on the date of the Annual Shareholders Meeting in each of the next three years, assuming the Non-Employee Director remains a member of the Board.

(b)	Unexercised Grants to Non-Employee Directors shall terminate the earlier of ten (10) years after the date of Grant or ninety (90) days after the Non-Employee Director ceases to be a member of the Company’s Board of Directors, unless removed for Cause as provided in Section 20.

(c)	In all other respects, Grants to a Non-Employee Director under the 2003 Plan shall be controlled by the terms and conditions of the 2003 Plan and the rules, regulations, agreements, guidelines, instruments and interpretations issued by the Committee, except where inconsistent with the limitations set forth in this Section 8 of the 2003 Plan.

9.	OPTIONS AND STOCK APPRECIATION RIGHTS.

(a)	Eligibility for Options. The Committee may grant an Option to any Participant it selects. The Committee must specify whether the Option is an incentive stock option or a nonqualified stock option, but only employees of the Company or a Subsidiary may receive grants of incentive stock options.

(b)	Exercise Price of Options. For each Option, the Committee will establish the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of Grant. The Committee shall also determine the method or methods by which, and the forms or forms, including, without limitation, cash, Shares, other securities, other Grants, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

(c)	Terms and Conditions of Options. The Committee, in its sole discretion, shall specify the requirements for exercising an Option which are applicable to each Grant. An Option must terminate no later than ten (10) years after the date of Grant. Notwithstanding vesting restrictions on the exercise of an Option, the Committee may provide that all or a portion of an Option may be exercised upon a Participant’s retirement, disability, or death.

(d)	Eligibility and Exercise Price for Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Participant it selects. Each Stock Appreciation Right may relate to all or a portion of a specific Option granted under the 2003 Plan and may be granted concurrently with the Option to which it relates or at any time prior to the exercise, termination or expiration of such Option (a “Tandem SAR”), or may be granted independently of any Option, as determined by the Committee. If the Stock Appreciation Right is granted independently of an Option, the exercise price of such Stock Appreciation Right shall be the Fair Market Value of a Share on the date of Grant; provided, however, that the Committee may, in its discretion, fix an exercise price in excess of the Fair Market Value of a Share on such date of Grant.

(e)	Exercise of a Stock Appreciation Right. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive, without payment to the Company, either (A) that number of Shares determined by dividing (i) the total number of Shares subject to the Stock Appreciation Right being exercised by the Participant, multiplied by the amount by which the Fair Market Value of a Share on the day the right is exercised exceeds the exercise price (such amount being hereinafter referred to as the “Spread”), by (ii) the Fair Market Value of a Share on the exercise date; or (B) cash in an amount determined by multiplying (i) the total number of Shares subject to the Stock Appreciation Right being exercised by the Participant, by (ii) the amount of the Spread; or (C) a combination of Shares and cash, in amounts determined as set forth in clauses (A) and (B) above, as determined by the Committee in its sole discretion; provided, however, that, in the case of a Tandem SAR, the total number of Shares which may be received upon exercise of a Stock Appreciation Right for Common Stock shall not exceed the total number of Shares subject to the related Option or portion thereof, and the total amount of cash which may be received upon exercise of a Stock Appreciation Right for cash shall not exceed the Fair Market Value on the date of exercise of the total number of Shares subject to the related Option or portion thereof.

(f)	Terms and Conditions of Stock Appreciation Rights. A Stock Appreciation Right will be exercisable at such times and subject to such conditions as the Committee specifies; provided, however, that a Tandem SAR shall not be exercisable prior to or later than the time the related Option could be exercised; and provided, further, that in any event, a Stock Appreciation Right shall terminate no later than ten (10) years after the date of Grant. The Committee may provide, notwithstanding vesting restrictions on the exercise of Stock Appreciation Rights, that all or a portion of a Stock Appreciation Right may be exercised upon a Participant’s death, disability, or retirement.

(g)	Tandem SARs and Options. With respect to Options issued with Tandem SARs, the right of a Participant to exercise the Tandem SAR shall be cancelled if and to the extent the related Option is exercised, and the right of a Participant to exercise an Option shall be cancelled if and to the extent that Shares covered by such Option are used to calculate shares or cash received upon exercise of the Tandem SAR.

10.	PERFORMANCE AND STOCK AWARDS.

(a)	Eligibility for Performance and Stock Awards. The Committee may grant awards of Restricted Stock, Performance Shares or Performance Units to Participants the Committee selects.

(b)	Terms and Conditions. Each award of Restricted Stock, Performance Shares or Performance Units may be subject to such terms and conditions as determined by the Committee to be appropriate, including, without limitation, a condition that one or more Performance Goals be achieved for the Participant to realize all or a portion of the benefit provided under the Grant. However, an award of Restricted Stock that requires the achievement of Performance Goals must have a restriction period of at least one year, and an award of Restricted Stock that is not subject to Performance Goals must have a restriction period of at least three years. Notwithstanding the foregoing, the Committee may provide that the restrictions imposed on Restricted Stock are accelerated, and that all or a portion of the Performance Goals subject to a Grant are deemed achieved, upon a Participant’s death, disability or retirement. The Committee may determine to pay Performance Units in cash, in Shares, or in a combination of cash and Shares.

11.	PAYMENT OF GRANTS. The Committee shall determine the extent to which Grants other than incentive stock options and nonqualified stock options shall be payable to a Participant in cash, Shares, other securities, other awards, other property or a combination thereof, and having a Fair Market Value equal to the applicable exercise price on the exercise date. The Committee may determine that all or a portion of a payment to a Participant under the 2003 Plan, whether it is to be made in cash, Shares or a combination thereof shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.

12.	EXERCISE OF INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS. The price for Shares may be paid in any combination of cash, cashier’s or certified check, personal check acceptable to the Company, or shares of the Company’s Common Stock, including previously owned Common Stock.

13.	RIGHTS OF SHAREHOLDERS. A Participant or Non-Employee Director under the 2003 Plan shall have no rights as a holder of the Company’s Common Stock with respect to Grants hereunder, unless and until certificates for Shares are issued to the Participant.

14.	ASSIGNMENT OR TRANSFER. Except as otherwise provided by the Committee, Grants under the 2003 Plan or any rights or interests therein shall not be assignable or transferable except by will or the laws of descent and distribution, or exercisable by anyone other than the Participant or Non-Employee Director during his or her lifetime.

15.	AGREEMENTS. All Grants granted under the 2003 Plan shall be evidenced by agreements in such form and containing such terms and conditions (not inconsistent with the 2003 Plan) as the Committee shall adopt.

16.	COMPLIANCE WITH LEGAL REGULATIONS.

(a)	The Committee may require each person purchasing Shares pursuant to a stock option or other Grant under the 2003 Plan to represent to and agree with the Company in writing that the optionee, Non-Employee Director or Participant is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

(b)	All certificates for Shares or other securities delivered under the 2003 Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificate to make appropriate reference to such restrictions.

17.	WITHHOLDING TAXES.

(a)	The Company shall have the right to deduct from all Grants hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such Grants, after giving the Participant or Non-Employee Director notice as far in advance as practicable. The Company may defer making payment of delivery if any portion of such tax is unpaid until the Company is indemnified to its satisfaction.

(b)	With respect to Grants paid by Shares, the Company shall also have the right to require the payment (through withholding from the Participant’s salary or otherwise) of any of the taxes referenced above in Section 17(a). An appropriate number of Shares may be withheld for such payment. If Shares are used to satisfy tax withholding requirements, the value of such Shares shall be based on the fair market value of the Common Stock on the date when the tax withholding is required to be made. The Fair Market Value of fractional shares which remain after payment of withholding taxes may be paid in cash to the Participant.

18.	NO RIGHTS TO GRANTS. No Participant shall have any right to receive a Grant under the 2003 Plan. Neither the 2003 Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any of its subsidiaries or shall interfere with or restrict in any way the rights of the Company, which are hereby reserved, to discharge the Participant at any time for any reason whatsoever, with or without good cause.

19.	COST AND EXPENSES. The cost and expense of administering the 2003 Plan shall be borne by the Company and not charged to any Grant nor to any Participant or Non-Employee Director receiving a Grant.

20.	TERMINATION OF EMPLOYMENT.

(a)	(i)	In the event a Participant’s employment with the Company is terminated, whether voluntarily or otherwise, except for Cause, but not by reason of death, disability or retirement, each prior unexpired or uncancelled Grant, to the extent exercisable as of the date of such termination of employment or service, shall terminate thirty (30) days after the Participant’s date of termination or as determined by the Committee.

(ii)	If a Participant is terminated for Cause or if a Non-Employee Director of the Company is removed as a member of the Board of Directors for Cause (as defined below), each unexpired or uncancelled Grant, to the extent not previously exercised by him or her, shall terminate immediately.

(b)	The term “Cause” is defined as: (i) the commission by a Participant or Non-Employee Director of any act or omission that would constitute a felony under federal, state or equivalent foreign law, (ii) fraud, dishonesty, theft, embezzlement, disclosure of trade secrets or confidential information or other acts or omissions that result in a breach of any fiduciary duty to the Company.

(c)	In the event a Participant or Non-Employee Director terminates his or her employment or service with the Company as a result of death, disability, or retirement, the Committee shall have the discretion to extend the period of exercisability of each previously granted and unexpired or uncancelled Grant in accordance with applicable statutes, rules and regulations and to preserve incentive stock option treatment, where necessary, unless the termination date specified in the Grant occurs earlier. The Committee shall also have discretion to determine whether such Grant(s) shall become immediately exercisable in full.

21.	TERMINATION AND AMENDMENT OF PLAN; AMENDMENT, MODIFICATION OR CANCELLATION OF GRANTS.

(a)	Term of Plan. This 2003 Plan will terminate on, and no Grant may be granted after, the ten (10) year anniversary of the Effective Date, unless the Board earlier terminates this 2003 Plan pursuant to subsection (b).

(b)	Termination and Amendment. The Board may amend, alter, suspend, discontinue or terminate this 2003 Plan at any time, subject to the following limitations:

(i)	The provisions of Section 8 may not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.

(ii)	Shareholders must approve any amendment of this Plan if required by: (A) the rules and/or regulations promulgated under Section 16 of the Exchange Act (for this 2003 Plan to remain qualified under Rule 16b-3), (B) the Code or any rules promulgated thereunder (to allow for incentive stock options to be granted under this 2003 Plan or to enable the Company to comply with the provisions of Code Section 162(m) so that the Company can deduct compensation in excess of the limitation set forth in that section), or (C) the listing requirements of the American Stock Exchange or any principal securities exchange or market on which the Shares are then traded (to maintain the listing or quotation of the Shares on that exchange).

(iii)	Shareholders must approve any of the following 2003 Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 4(a) or 4(d) (except as permitted by Section 22); (B) an amendment to shorten the restriction periods specified in Section 10; or (C) an amendment to the provisions of Section 21(e).

(c)	Amendment, Modification or Cancellation of Grants. Except as provided in subsection (e) and subject to the requirements of this 2003 Plan, the Committee may waive any restrictions or conditions applicable to any Grant or the exercise of the Grant, and the Committee may modify, amend, or cancel any of the other terms and conditions applicable to any Grants by mutual agreement between the Committee and the Participant or any other persons as may then have an interest in the Agreement, so long as any amendment or modification does not increase the number of Shares issuable under this 2003 Plan (except as permitted by Section 22), but the Committee need not obtain Participant or Non-Employee Director (or other interested party) consent for the cancellation of a Grant pursuant to the provisions of Section 22(a). Notwithstanding anything to the contrary in this 2003 Plan, the Committee shall have sole discretion to alter the selected Performance Goals subject to shareholder approval to the extent required to qualify a Grant for the performance-based exemption provided by Code Section 162(m) (or any successor provision thereto). Notwithstanding the foregoing, in the event the Committee determines it is advisable to issue a Grant which does not qualify for the performance-based exemption under Code Section 162(m) (or any successor thereto), the Committee may make such grants without satisfying the requirements therefor.

(d)	Survival of Committee Authority and Grants. Notwithstanding the foregoing, the authority of the Committee to administer this 2003 Plan and modify or amend a Grant may extend beyond the date of this 2003 Plan’s termination. In addition, termination of this 2003 Plan will not affect the rights of Participants or Non-Employee Directors with respect to Grants previously issued to them, and all unexpired Grants will continue in full force and effect after termination of this 2003 Plan except as they may lapse or be terminated by their own terms and conditions.

(e)	Repricing Prohibited. Notwithstanding anything in this 2003 Plan to the contrary, and except for the adjustments provided in Section 22, neither the Committee nor any other person may decrease the exercise price for any outstanding Option or Stock Appreciation Right granted under this 2003 Plan after the date of grant nor allow a Participant or Non-Employee Director to surrender an outstanding Option or Stock Appreciation Right granted under this 2003 Plan to the Company as consideration for the grant of a new Option or Stock Appreciation Right with a lower exercise price.

(f)	Foreign Participation. To assure the viability of Grants awarded to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of this 2003 Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this 2003 Plan in a foreign country will not affect the terms of this 2003 Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 21(b).

22.	ADJUSTMENT PROVISIONS; CHANGE OF CONTROL

(a)	Adjustment of Shares. If the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that the Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this 2003 Plan, then, subject to Participants’ rights under subsection (c), the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to this 2003 Plan (including the number and type of Shares that may be granted as Restricted Stock or issued pursuant to incentive stock options, that may be granted to a Participant in any fiscal year or that will be granted as Director Options and that may after the event be made the subject of Grants under this 2003 Plan), (ii) the number and type of Shares subject to outstanding Grants, and (iii) the purchase or exercise price with respect to any Grant. In any such case, the Committee may also make provision for a cash payment in an amount determined by the Committee to the holder of an outstanding Grant in exchange for the cancellation of all or a portion of the Grant (without the consent of the holder of a Grant) effective at such time as the Committee specifies (which may be the time such transaction or event is effective), but if such transaction or event constitutes a Change of Control, then (A) such payment shall be at least as favorable to the holder as the greatest amount the holder could have received in respect of such Grant under subsection (c) and (B) from and after the Change of Control, the Committee may make such a provision only if the Committee determines that doing so is necessary to substitute, for each Share then subject to a Grant, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each Share pursuant to the transaction or event in accordance with the last sentence of this subsection (a). However, in each case, with respect to Grants of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this 2003 Plan to violate Code Section 422(b). Further, the number of Shares subject to any Grant payable or denominated in Shares must always be a whole number. Without limitation, subject to Participants’ or Non-Employee Directors’ rights under subsection (c), in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control, other than any such transaction in which the Company is the continuing corporation and in which the outstanding Common Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof, the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to a Grant, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each Share pursuant to the transaction.

(b)	Issuance or Assumption. Notwithstanding any other provision of this 2003 Plan, and without affecting the number of Shares otherwise reserved or available under this 2003 Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards upon such terms and conditions as it may deem appropriate.

(c)	Change of Control Except to the extent the Committee provides a result more favorable to holders of Grants or as otherwise set forth in an Agreement covering a Grant, in the event of a Change of Control:

(i)	each holder of an Option (A) shall have the right at any time thereafter to exercise the Option in full whether or not the Option was theretofore exercisable; and (B) shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of the Option, an amount of cash equal to the excess of the Change of Control Price of the Shares covered by the Option that is so surrendered over the exercise price of such Shares under the Grant;

(ii)	Restricted Stock that is not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of such Restricted Stock, an amount of cash equal to the Change of Control Price of such Restricted Stock;

(iii)	each holder of a Performance Share and/or Performance Unit for which the performance period has not expired shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of the Performance Share and/or Performance Unit, an amount of cash equal to the product of the value of the Performance Share and/or Performance Unit and a fraction the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the Change of Control and the denominator of which is the number of whole months in the performance period; and

(iv)	each holder of a Performance Share and/or Performance Unit that has been earned but not yet paid shall receive an amount of cash equal to the value of the Performance Share and/or Performance Unit

For purposes of this Section 22, the “value” of a Performance Share shall be equal to, and the “value” of a Performance Unit for which the value is equal to the Fair Market Value of Shares shall be based on, the Change of Control Price.

23.	NO FRACTIONAL SHARES. No fractional Shares or other securities may be issued or delivered pursuant to this 2003 Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

24.	UNFUNDED PLAN. This 2003 Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this 2003 Plan’s benefits. This 2003 Plan does not establish any fiduciary relationship between the Company and any Participant or other Person. To the extent any Person holds any rights by virtue of a Grant given under this 2003 Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

25.	GOVERNING LAWS. The validity and construction of the 2003 Plan and any agreements entered into thereunder shall be governed by the laws of the State of Wisconsin.

26.	SEVERABILITY. If any provision of this 2003 Plan or any Grant Agreement or any Grant (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Grant, or (ii) would disqualify this 2003 Plan, any Grant Agreement or any Grant under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this 2003 Plan, Grant Agreement or Grant, then such provision should be stricken as to such jurisdiction, Person or Grant, and the remainder of this 2003 Plan, such Grant Agreement and such Grant will remain in full force and effect.

27.	COMPLIANCE WITH APPLICABLE LAWS. The Committee will comply with all applicable laws, rules and regulations including the Code and the Exchange Act or any successor provisions or other regulatory requirements. To the extent required, the 2003 Plan is designed to comply with Section 162(m) of the Code to qualify future performance based compensation and to qualify under Section 16 of the Exchange Act. To the extent any provision of the 2003 Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

Effective 4/22/03

IMPORTANT NOTICE REGARDING
DELIVERY OF SECURITY HOLDER DOCUMENTS

The Securities and Exchange Commission has issued rules regarding the delivery of single copies of certain stockholder documents to more than one stockholder residing in the same household.

Currently, REGAL-BELOIT CORPORATION mails its Annual Report and Proxy Statement in separate envelopes to each person residing at the same address. Under the new rules, REGAL-BELOIT CORPORATION would be permitted to mail a single copy of each of these documents in one envelope to all stockholders residing at the same address, if certain conditions are met. This is called “householding.”

REGAL-BELOIT CORPORATION intends to household all annual reports, proxy statements and information statements to be mailed to stockholders, beginning after the 2003 Annual Meeting to be held April 22, 2003.

If you consent to the householding of your annual reports, proxy and information statements, you do not need to do anything; your consent will be effective 60 days after the mailing of this notice. If you choose not to household your annual reports, proxy and information statements, you should check the box on the proxy card and you will continue to receive separate annual reports for each account at this address.

Your consent will remain in effect until you revoke it. If you decide to revoke your consent to household at some future date, you may do so by contacting ADP, either by calling toll free at (800) 542-1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

By consenting to householding, you will be helping to reduce REGAL-BELOIT CORPORATION’S printing and mailing costs.

REGAL-BELOIT CORPORATION

March 13, 2003

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held at 9:30 A.M. Central Daylight Time on Tuesday, April 22, 2003, at the Rotary River Center, 1220 Riverside Drive (Hwy 51 N), Beloit, WI 53511. Please note the change in time. The accompanying Notice of Annual Meeting and Proxy Statement contain detailed information as to the formal business to be transacted at the meeting.

Regardless of whether you plan to attend the meeting or not, it is important that your shares be voted. Accordingly, please complete, sign and date the proxy card attached below and return it in the enclosed postage-paid envelope.

Sincerely, REGAL-BELOIT CORPORATION

NOTE: MEETING TIME HAS CHANGED

DETACH HERE

PROXY

REGAL-BELOIT CORPORATION

PROXY FOR ANNUAL MEETING ON APRIL 22, 2003

     The undersigned hereby appoints J.L. Packard and K.F. Kaplan or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side,, all the shares of common stock of REGAL-BELOIT CORPORATION held on record by the undersigned on February 28, 2003, at the Annual Meeting of Shareholders to be held on April 22, 2003, at 9:30 A.M. Central Daylight Time, at Rotary River Center, 1220 Riverside Drive (Hwy 51N), Beloit, WI 53511-6254, or any adjournment thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes. Please mark, sign, date and return this card promptly using the enclosed envelope.

Address Changes/Comments:

(if you noted any address changes/comments above, please mark corresponding box on reverse side.)

SEE REVERSE SIDE	Continued and to be signed on Reverse Side	SEE REVERSE SIDE

REGAL-BELOIT CORPORATION
200 STATE STREET
BELOIT, WI 53511-6254

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to REGAL-BELOIT CORPORATION, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

*HOUSEHOLD ELECTION

Mark "FOR" to enroll this account to receive certain future investor Communications in a single package per household. Mark "AGAINST" if you do not want to participate. See enclosed notice.

To change your election in the future, call 1-800-542-1061.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	RBCORP	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REGAL-BELOIT CORPORATION

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2.
			For	Withhold	For All	To withhold authority to vote, mark "For All Except"
The Board of Directors recommends a vote FOR Proposals 1 and 2.			All	All	Except	and write the nominee’s number on the line below.

			|_|	|_|	|_|
1.	Election of Class A Directors. Nominees:

(01) James L. Packard
(02) Henry W. Knueppel
	(03) Paul W. Jones		For	Against	Abstain

2.	Proposal to Approve the 2003 Equity Incentive Plan of the Company		|_|	|_|	|_|

3.	To act on other business that properly comes before the meeting or any adjournment and matters incident to conduct thereof.

	For address changes and/or comments, please check this box and write them on the back where indicated.	|_|

	For	Against

*HOUSEHOLDING ELECTION -->	|_|	|_|

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date